UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Cambria ETF Trust

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	See below (IRS Employer Identification No.)
3300 Highland Avenue Manhattan Beach, CA 90266 (Address of Principal Executive Offices, Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
Cambria Micro and SmallCap Shareholder Yield ETF	CBOE BZX Exchange, Inc.	93-4477513
Cambria Tactical Yield ETF	CBOE BZX Exchange, Inc.	93-4463719

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-180879

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered

A description of the shares is set forth in Post-Effective Amendment No. 229 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (File Nos. 333-180879; 811-22704), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001213900-23-098946 on December 27, 2023, which description is incorporated herein by reference. Any form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the shares is hereby also incorporated herein by reference.

Item 2.	Exhibits

A.	Registrant’s Certificate of Trust dated September 9, 2011, as filed with the State of Delaware on September 9, 2011, is incorporated herein by reference to Exhibit (a)(i) of the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-180879 and 811-22704), as filed with the SEC via EDGAR (Accession No. 0000898432-12-000511) on April 23, 2012.

B.	Registrant’s Trust Instrument dated September 9, 2011, is incorporated herein by reference to Exhibit (a)(ii) of Post-Effective Amendment No. 10 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-180879 and 811-22704), as filed with the SEC via EDGAR (Accession No. 0001398344-14-001417) on March 4, 2014.

C.	Registrant’s By-Laws dated September 9, 2011 are incorporated herein by reference to Exhibit (b) of the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-180879 and 811-22704), as filed with the SEC via EDGAR Accession No. 0000898432-12-000511 on April 23, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 29, 2023	Cambria ETF Trust

	By:	/s/ Mebane Faber
Mebane Faber
President